Exhibit 99.2

NEWS RELEASE

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  May 25, 2006

HEMACARE ANNOUNCES DR. TERESA SLIGH ELECTED TO BOARD OF DIRECTORS

LOS ANGELES — HemaCare Corporation (OTC Bulletin Board: HEMA.OB) announced today that Teresa S. Sligh, M. D. has been elected to the Board of Directors. Since 2003, Dr. Sligh has served as President and Medical Director of Providence Clinical Research, a clinical research consulting company. Dr. Sligh was the Chief Medical/Strategy Officer from 2001 to 2003 of Capital Technology Information Services, Inc., a clinical research information support company. Dr. Sligh received her degree in medicine from the Texas A&M College of Medicine. Dr. Sligh will chair HemaCare’s Quality Assurance Committee, and is a member of the Compensation Committee.

Commenting on the election of Dr. Sligh, Jay Steffenhagen, Chairman of the Board of Directors of HemaCare Corporation stated, “We are delighted that Dr. Sligh is joining our Board. Her extensive experience in clinical research will be an asset as we continue to expand the Company’s participation in the research products market. We are looking forward to her contributions in shaping the future of the Company.”

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation the Company’s ability to continue or

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21101 Oxnard Street, Woodland Hills, CA  91367     •      Phone 818.226.1968     •      Fax 818.251.5300

 maintain the improvement in the revenues and margins of its blood products or blood services segment; its ability to continue to control general and administrative expenses as a percent of sales; the  need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

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